Exhibit 1A-9

Member of CASHUK, WISEMAN, GOLDBERG, Member of American Institute of BIRNBAUM, & SALEM, LLP California Society of Certified Public Accountants Certified Public Accountants Certified Public Accountants Partners FEIN# Richard A. Goldberg, CPA 95-3867687 Wes L. Salem, CPA Office Manager Ma. Lolita Cremat, CPA Tanya Davis Michael Selamet Kwee, CPA July 16, 2020 To: Securities and Exchange Commission ("SEC") Dear Sir/Madam, We have previously audited, in accordance with auditing standards generally accepted in the United States of America, the financial statements of Opening Night Enterprises, LLC's initial audit(s) for the period ended December 31, 2018 and 2019, as set forth in their Form 1-A Offering Circular filings. Pursuant to 17 CFR 229.304(a)(3) we agree with statements made by the registrant (Opening Night Enterprises, LLC's or its representative). Should you have any questions or need additional information, please do not hesitate to contact our office. Sincerely, CASHUK, WISEMAN, GOLDBERG, BIRNBAUM AND SALEM, LLP 5140,t IL-, La Selamet R. Kwee, CPA Partner 3333 Camino Del Rio South Suite 230 San Diego, CA 92108 P (619) 563-0145 F (619) 563-9584 www.cwgcpa.com